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                                                       [LOGO OF ANDERSEN]





Office of the Chief Accountant          Arthur Andersen
Securities and Exchange Commission      Wirtschaftsprufungsgesellschaft
450 Fifth Street, N.W.                  Steuerberatungsgesellschaft mbH
Washington, D.C. 20549
USA                                     Mergenthalerallee 10-12
                                        65760 Eschborn/Frankfurt/M.
                                        Postfach 53 23
                                        65728 Eschborn/Frankfurt/M.

                                        +49 (61 96) 9 96-0 Telefon
                                        +49 (61 96) 9 96-6 00 Telefax


May 6, 2002
M;\Fr-Audits\SAP034\sec-may-6-02.doc

Ladies and Gentlemen,

We have read paragraphs 3 to 6 included in the Form 6-K dated May 6, 2002, of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Regards,

Arthur Andersen
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH



/s/ KLEIN FOR CHRISTOPH GROSS                 /s/ PHILIPP TUROWSKI
       Christoph Gross                          Philipp Turowski


COPY TO:
Bernhard Koller, Audit Committee, SAP AG
Werner Brandt, CFO, SAP AG








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